Omega Therapeutics Announces Research Collaboration with Novo Nordisk to Develop a Novel Therapeutic for Obesity Management

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Collaboration will leverage Omega’s proprietary platform to develop an epigenomic controller designed to increase metabolic activity and support obesity management –

CAMBRIDGE, Mass., January 4, 2023 -- Omega Therapeutics, Inc. (Nasdaq: OMGA) (“Omega”), a clinical-stage biotechnology company pioneering the development of a new class of programmable epigenomic mRNA medicines, today announced a research collaboration with Novo Nordisk, a leading global healthcare company, to develop a novel therapeutic for obesity management. The collaboration will leverage Novo Nordisk’s expertise in research and development within cardiometabolic diseases and Omega’s proprietary platform technology to develop an epigenomic controller designed to enhance metabolic activity as a part of a potential new treatment approach for obesity management.

“By harnessing the body’s innate mechanisms to control cellular identity and gene expression, we believe that our epigenomic controllers offer an opportunity to therapeutically modulate genes linked to metabolism in a precise way,” said Mahesh Karande, President and Chief Executive Officer of Omega Therapeutics. “We look forward to leveraging our OMEGA platform and pursuing this ambitious strategy with Novo Nordisk to advance transformative developments for people living with obesity.”

Uli Stilz, Head of Novo Nordisk’s Bio Innovation Hub, added, “As the population of people living with obesity grows, it is vitally important that we seek out next generation therapeutic solutions to address the unmet need. Much of the scientific advancement in this area has been focused on appetite regulation, but by looking at new ways to increase energy expenditure, including through controlled epigenomic modulation, there is an opportunity to unlock a new path for intervention. We look forward to working together with Omega and leveraging our complementary capabilities to advance much needed new treatments.”

Globally, there are more than 800 million adults living with obesity1. Many of the existing therapeutic interventions for weight management have focused on appetite regulation. Thermogenesis, the production of heat within tissues to raise body temperature, is a natural metabolic function that critically regulates overall energy balance. By seeking to harness this naturally occurring metabolic function, Omega’s proprietary platform has the potential to create an epigenomic controller that can intervene in a unique way to possibly affect energy expenditure. This may ultimately lead to an alternative, and potentially more durable, approach to weight management.

This agreement was signed under the existing framework collaboration between Flagship Pioneering and Novo Nordisk to develop a portfolio of transformational medicines. Omega, Flagship’s Pioneering Medicines initiative, and Novo Nordisk will jointly advance this obesity management program through preclinical development and conduct foundational activities, after which point Novo Nordisk could further advance the program including through human proof-of-concept studies.

Under the terms of the agreement, Novo Nordisk will reimburse R&D costs and has the right to select one target to advance for clinical development. Omega and Pioneering Medicines are

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1 World_Obesity_Atlas_2023_Report.pdf (worldobesityday.org)

eligible to receive up to $532 million in upfront, development and commercial milestone payments, as well as tiered royalties on annual net sales of a licensed product.

About Omega Therapeutics

Omega Therapeutics is a clinical-stage biotechnology company pioneering the development of a new class of programmable epigenomic mRNA medicines to treat or cure a broad range of diseases. By pre-transcriptionally modulating gene expression, Omega’s approach enables precision epigenomic control of nearly all human genes, including historically undruggable and difficult-to-treat targets, without altering native nucleic acid sequences. Founded in 2017 by Flagship Pioneering following breakthrough research by world-renowned experts in the field of epigenetics, Omega is led by a seasoned and accomplished leadership team with a track record of innovation and operational excellence. The Company is committed to revolutionizing genomic medicine and has a diverse pipeline of therapeutic candidates derived from its OMEGA platform spanning oncology, regenerative medicine, multigenic diseases including immunology, and select monogenic diseases.

For more information, visit omegatherapeutics.com, or follow us on X and LinkedIn.

About the OMEGA Platform

The OMEGA platform leverages the Company’s deep understanding of gene regulation, genomic architecture and epigenetic mechanisms to design programmable epigenomic mRNA medicines that precisely target and modulate gene expression at the pre-transcriptional level. Combining a biology-first approach and world-class data science capabilities with rational drug design and customized delivery, the OMEGA platform enables control of fundamental epigenetic processes to correct the root cause of disease by returning aberrant gene expression to a normal range. Omega’s modular and programmable mRNA medicines, called epigenomic controllers, target specific genomic loci within insulated genomic domains with high specificity to durably tune single or multiple genes to treat and cure diseases through unprecedented precision epigenomic control.

Omega Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the research collaboration with Novo Nordisk and the development of a programmable epigenomic mRNA candidate designed to increase metabolic activity and support weight management; the potential of the OMEGA platform to engineer programmable epigenomic mRNA therapeutics that successfully regulate gene expression by targeting insulated genomic domains; and expectations surrounding the potential of our product candidates. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the novel technology on which our product candidates are based makes it difficult to predict the time and cost of preclinical and clinical development and subsequently obtaining regulatory approval, if at all; the substantial development and regulatory risks associated with epigenomic controllers due to the novel and unprecedented nature of this new category of medicines; our limited operating history; the incurrence of significant losses and the fact that we expect to continue to incur significant additional losses for the foreseeable future; our need for substantial additional financing; our investments in research and development efforts that further enhance the OMEGA platform, and their impact on our results; uncertainty regarding preclinical development, especially for a new class of medicines such as epigenomic controllers; potential delays in and unforeseen costs arising from our clinical trials; the fact that our product candidates may be associated with serious adverse events, undesirable side effects or have other properties that could halt their regulatory development, prevent their regulatory approval, limit their commercial potential, or result in significant negative consequences; the impact of increased demand for the manufacture of mRNA and LNP based vaccines to treat COVID-19 on our development plans; difficulties manufacturing the novel technology on which our epigenomic controller candidates are based; our ability to adapt to rapid and significant technological change; our reliance on third parties for the manufacture of materials; our ability to successfully acquire and establish our own manufacturing facilities and infrastructure; our reliance on a limited number of suppliers for lipid excipients used in our product candidates; our ability to advance our product candidates to clinical development; and our ability to obtain, maintain, enforce and adequately protect our intellectual property rights. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and our other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

CONTACT

Investors:

Eva Stroynowski

617.949.4370

estroynowski@omegatx.com

Media:

Jason Braco, LifeSci Communications

646.751.4361

jbraco@lifescicomms.com